EXHIBIT 10.2

March 25, 2002

Mr. Christopher J. McGurk
c/o Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, CA 90404

Dear Mr. McGurk:

Kindly refer to the Employment Agreement dated as of April 28, 1999 (the “Employment Agreement”) between you (“Executive”) and Metro-Goldwyn-Mayer Inc. (the “Company”).

Effective as of the date hereof, the Company and Executive mutually agree to amend the Employment Agreement as follows:

1. The term of the Employment Agreement is hereby extended so that it will now expire April 30, 2007.

The word “Term” as used in the Employment Agreement shall be deemed to include the term as hereby extended.

2. The base salary set forth in Paragraph 7(a)(i) of the Employment Agreement shall continue in effect through April 30, 2004. Thereafter through the end of the Term, in consideration for the services to be rendered by Executive and in full discharge of the Company’s salary obligations for such period, the Company shall pay Executive an annualized base salary of $2,300,000.

3. Except as herein specifically provided, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

If the foregoing is in accordance with your understanding and agreement, please so indicate by signing in the place for your signature below.

Ve	ry truly yours,

METRO-GOLDWYN-MAYER INC

By:	/s/ WILLIAM A. JONES
William A. Jones Senior Executive Vice President

AGREED:

/s/ CHRISTOPHER J. MCGURK
Christopher J. McGurk